Exhibit 10.3.7

Note: Do not sign and return this document to the Company. By clicking on the “ACCEPT” box, you acknowledge that you have read the information below and agree to be bound by the terms of the Plan and this Agreement. Please provide such acceptance within ninety (90) days of the Grant Date.

Mesa Laboratories, Inc.
2021 Equity Incentive Plan

2025 Performance Stock Unit Award Agreement

[GrantDate]

[ParticipantName]

[Address 1]
[Address 2]

Dear [ParticipantName]:

We are pleased to inform you that Mesa Laboratories, Inc. (the “Company”) has made an award of performance stock units to you (the “Performance Stock Units”) as indicated in this Performance Stock Unit Award Agreement (this “Award Agreement”). The Performance Stock Units are issued pursuant to the Company’s 2021 Equity Incentive Plan (the “Plan”) and are subject to and governed by the Plan generally. All capitalized terms not defined herein shall have the meanings given to such terms in the Plan.

Notice of Award

Grant Date	[GrantDate]

Target Performance Stock Units	[QuantityGranted] (“Target PSUs”)

Performance Period	Financial performance: April 1, 2024 – March 31, 2027 Market performance: June 18, 2024 – June 18, 2027

Time-Vesting Date	June 18, 2027

Settlement Date	[DistributionDateandQuantity]

Overview

This award of Performance Stock Units entitles you to earn shares of Common Stock based on the satisfaction of the performance goals set forth in Appendix A and your Continuous Service (defined below) thereafter through the Time-Vesting Date.

General Vesting and Payment Provisions

The actual number of shares of Common Stock earned, if any, is equal to the number of Performance Stock Units that become vested (“Vested PSUs”), determined as follows (except as otherwise set forth herein):

●	First, at the end of the Performance Period, the Company will determine the number of Performance Stock Units that are eligible to vest (the “Conditional PSUs”) by applying the formula(s) in Appendix A taking into account the level of achievement of the relevant performance goals and the Target PSUs awarded to you. The Conditional PSUs, if any, may be greater than or less than the Granted PSUs, but can never exceed the Max PSUs.

●	Next, the Conditional PSUs, if any, shall become Vested PSUs based on your Continuous Service with the Company or its Subsidiaries following the end of the Performance Period through the Time-Vesting Date. The Company shall issue you one share of Common Stock for each Vested PSU, as described in the “Payment” section below.

You have no rights as a stockholder of the Company pursuant to this Agreement until such time, if any, as shares of Common Stock are issued to you.

Award Determination

The Company shall determine the number of your Conditional PSUs as soon as practicable following the end of the Performance Period, and in all events within sixty (60) days following the last day of the Performance Period.

Vesting Date

Subject to your Continuous Service with the Company or Subsidiaries from the Grant Date through the Time-Vesting Date, all Conditional PSUs shall become Vested PSUs on the Time-Vesting Date.

For purposes of this Agreement, the term “Continuous Service” shall mean your uninterrupted service to the Company or any Subsidiary as an employee, non-employee director, or consultant. The Administrator shall determine in its discretion whether and when your Continuous Service has ended (including as a result of any leave of absence); provided, however, that your Continuous Service shall not be deemed to have ended in the event you retire or otherwise terminate as an employee but continue to perform services for the Company as a non-employee director or consultant.

Termination of Continuous Service

General

Prior to the End of Performance Period.

In the event that your Continuous Service with the Company or its Subsidiaries is terminated during the Performance Period for any reason other than for “Cause,” “Normal Retirement,” death or “Disability,” then (i) if less than 12 months have elapsed between the Grant Date and the date of termination, the Performance Stock Units shall be terminated and cancelled in full without payment, and you shall thereafter cease to have any rights with respect to such forfeited Performance Stock Units, or (ii) if 12 months or more have elapsed between the Grant Date and the date of termination, you shall be entitled to receive a number of Vested PSUs (if any) equal to the product of (x) a number of PSUs equal to the lesser of (i) the Target PSUs, or (ii) the number of PSUs determined in accordance with Appendix A based on the performance through the end of the Performance Period, multiplied by (y) a fraction, (i) numerator of which shall be the number of whole and partial calendar months of service during the Performance Period through the date of termination, with any partial calendar months credited as whole calendar months, and (ii) the denominator of which is the total number of months in the Performance Period. Vested PSUs, if any, shall be payable on the Settlement Date as set forth in the “Payment” section below.

On or After the End of the Performance Period.

In the event that your Continuous Service with the Company or its Subsidiaries is terminated following the end of the Performance Period and prior to the Time-Vesting Date for any reason other than for “Cause,” “Normal Retirement,” death or “Disability,” your Conditional PSUs, if any, shall immediately become Vested PSUs. Vested PSUs, if any, shall be payable on the Settlement Date as set forth in the “Payment” section below.

Termination without Cause

In the event that your Continuous Service with the Company or its Subsidiaries is terminated prior to the Time-Vesting Date for Cause, then all Performance Stock Units shall be terminated and cancelled in full without payment, and you shall thereafter cease to have any rights with respect to such forfeited Performance Stock Units.

Normal Retirement

Prior to the End of Performance Period.

In the event that your Continuous Service with the Company or its Subsidiaries is terminated during the Performance Period because of your “Normal Retirement,” then you shall be entitled to receive a number of Vested PSUs (if any) determined in accordance with Appendix A based on the performance through the end of the Performance Period. Vested PSUs, if any, shall be payable on the Settlement Date as set forth in the “Payment” section below.

On or After the End of the Performance Period.

In the event that your Continuous Service with the Company or its Subsidiaries is terminated following the end of the Performance Period and prior to the Time-Vesting Date because of your “Normal Retirement,” your Conditional PSUs, if any, shall immediately become Vested PSUs. Vested PSUs, if any, shall be payable on the Settlement Date as set forth in the “Payment” section below.

Disability

Prior to the End of Performance Period.

In the event that your Continuous Service with the Company or its Subsidiaries is terminated during the Performance Period as a result of “Disability,” then you shall be entitled to receive a number of Vested PSUs equal to the product of (x) the Target PSUs, multiplied by (y) a fraction, (i) numerator of which shall be the number of whole and partial calendar months of service during the Performance Period through the date of termination, with any partial calendar months credited as whole calendar months, and (ii) the denominator of which is the total number of months in the Performance Period. Vested PSUs shall be payable on the Settlement Date as set forth in the “Payment” section below.

On or After the End of the Performance Period.

In the event that your Continuous Service with the Company or its Subsidiaries is terminated following the end of the Performance Period and prior to the Time-Vesting Date as a result of “Disability,” your Conditional PSUs, if any, shall immediately become Vested PSUs. Vested PSUs, if any, shall be payable on the Settlement Date as set forth in the “Payment” section below.

Death

Prior to the End of Performance Period.

In the event that your Continuous Service with the Company or its Subsidiaries is terminated during the Performance Period as a result of your death, then you shall be entitled to receive a number of Vested PSUs equal to the Target PSUs. Vested PSUs, if any, shall be payable within 90 days of your death, as set forth in the “Payment” section below.

On or After the End of the Performance Period.

In the event that your employment with the Company or its Subsidiaries is terminated following the end of the Performance Period and prior to the Time-Vesting Date as a result of your death, your Conditional PSUs, if any, shall immediately become Vested PSUs. Vested PSUs, if any, shall be payable within 90 days of your death, as set forth in the “Payment” section below.

Payment

General

The Company shall issue to you one share of Common Stock for each Vested PSU hereunder, with the delivery of such Common Stock to occur on the Settlement Date (except as set forth below under the headings entitled “Death” and “Change of Control”).

Death

Notwithstanding the foregoing, in the event you terminate Continuous Service as a result of your death, delivery of Common Stock shall occur within 90 days after the date of death; provided, however, that in the event such 90-day period spans more than one taxable year, the issuance of Common Stock shall occur in the later taxable year.

Change of Control	The provisions of Section 8.2 of the Plan shall apply upon the occurrence of a Change of Control.

Other Agreements

The terms of this Performance Stock Unit Award, including the provisions above regarding your termination of Continuous Service, are subject to and are modified by any contrary terms in any employment agreement, severance letter, of similar agreement between you and the Company that may be in effect from time to time (an “Other Agreement”).

Other Terms and Conditions	Are set forth in the accompanying Performance Stock Unit Award Terms and Conditions and the Plan.

Online Acceptance of Performance Stock Unit Award Agreement

By your online acceptance, you and the Company agree that the Performance Stock Units granted hereby are granted under and governed by the terms and conditions of this Performance Stock Unit Award Agreement and the accompanying Performance Stock Unit Award Terms and Conditions (the “Award Documents”), and the terms of the Plan. You hereby represent and acknowledge that you have been provided the opportunity to review the Plan and the Award Documents in their entirety, and you hereby agree to accept as binding, conclusive, and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and the Award Documents.

Appendix A to Performance Stock Unit Award Agreement

Intentionally blank